SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K



                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


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        Date of Report (Date of earliest event reported): April 30, 2004








                        CNL HOSPITALITY PROPERTIES, INC.
               (Exact Name of Registrant as Specified in Charter)



          Maryland                      0-24097                59-3396369
(State or other jurisdiction   (Commission File Number)       (IRS Employer
      of incorporation)                                    Identification No.)


              450 South Orange Avenue                                  32801
                 Orlando, Florida                                   (Zip Code)
     (Address of principal executive offices)



       Registrant's telephone number, including area code: (407) 650-1000


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ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE

     On April 30, 2004, CNL Hospitality Properties, Inc. (the "Company") issued a press release announcing that the Company filed a registration statement on Form S-3 with the Securities and Exchange Commission for an underwritten offering of shares of its common and preferred stock. A copy of this release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

     In addition, on April 30, 2004, the Company issued a separate press release announcing that it had entered into a merger agreement ("Merger Agreement") with its advisor, CNL Hospitality Corp., a Florida corporation (the "Advisor"). Upon completion of the transactions contemplated under the Merger Agreement, the Advisor will become a wholly owned subsidiary of the Company and the Company will become a fully integrated, self-administered and self-advised real estate investment trust. There can be no assurance or certainty that the transactions contemplated by the Merger Agreement will be consummated. A copy of this release is being furnished as Exhibit 99.2 to this Current Report on Form 8-K.

     This report contains "forward-looking statements" based on the Company's current expectations and projections about future events. These forward-looking statements relate to the Company's ability to successfully complete the transactions contemplated under the Merger Agreement. Future events and actual results could differ materially from those identified or contemplated by such forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) Financial statements.

         Not applicable.

     (b) Pro forma financial information.

         Not applicable.

     (c) Exhibits.

         The following Exhibits are filed as part of this Current Report on Form 8-K:

         Exhibit No. 99.1      Press Release dated April 30, 2004.

         Exhibit No. 99.2      Press Release dated April 30, 2004.




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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    CNL HOSPITALITY PROPERTIES, INC.


Dated: May 14, 2004                 By:  /s/ Thomas J. Hutchison III
                                         ------------------------------------
                                         THOMAS J. HUTCHISON III
                                         Chief Executive Officer




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